Exhibit 99.1  Press Release issued by the Company dated March 2, 2005.

                    Pep Boys Reports 4.6% Q4 Comp Sales Increase
                 -Full Year Net Earnings from Continuing Operations
         Improves to $.45 Per Share from Previous Year's Loss of $.29 Per Share


PHILADELPHIA - March 2, 2005 - The Pep Boys - Manny, Moe & Jack (NYSE: "PBY"), the nation's leading automotive aftermarket retail and service chain, announced the following results for the fourth quarter and fiscal year ended January 29, 2005.

Operating Results

Fourth Quarter

Sales
Sales for the thirteen weeks ended January 29, 2005, were $554,139,000, 4.6% higher than the $529,639,000 recorded last year. Comparable merchandise sales increased 6.0% and comparable service revenue decreased 1.2%.

Earnings
Net Loss from Continuing Operations before cumulative effect of change in accounting principle increased from a Net Loss of $5,015,000 ($.09 per share - basic and diluted) to a Net Loss of $9,667,000 ($.17 per share - basic and diluted).

Recategorizing sales to more accurately reflect the two areas of the automotive aftermarket in which the Company competes, comparable retail sales increased 8.2%, but the gross profit percentage from comparable retail sales decreased from 28.2% to 25.3%. Comparable service center revenue decreased by 0.3%, and the gross profit percentage from comparable service center revenue decreased from 28.2% to 27.3%. In addition, SG&A expenses were flat at $148,556,000, while overall inventories decreased by 1.5% from the third quarter to $602,760,000, an increase of 8.9% from last year.

Commentary
Chairman & CEO Larry Stevenson commented, "Strong comparable sales is a key element of the retail renewal program that we started in the fourth quarter last year, but we have work to do to improve our resulting operating margins. This quarter, for the first time, we faced the very high comparable merchandise sales that we achieved over the last four quarters, and I am pleased that we were able to show significant additional comparable
merchandise sales growth.   I am confident that the continued development of
our merchandising program will allow more of those sales to drop to the bottom line in future quarters."


                            (Continued)

Stevenson added, "While our comparable service center revenue accelerated from the previous few quarters, and we believe that our personnel and tire initiatives are progressing, the bulk of the improvement in our service business results was due to an improved economic environment and promotional activities, rather than from core operating improvements.

"Again, we caution investors that our operating turnaround is expected to produce uneven interim results as we reposition the chain to thrive over the longer run."


Fiscal Year

Sales
Sales for the fiscal year ended January 29, 2005 were $2,272,896,000, 6.5% higher than the $2,134,270,000 recorded last year. Comparable merchandise sales increased 7.9% and comparable service revenue increased 1.1%.

Earnings
Net Earnings from Continuing Operations before cumulative effect of change in accounting principle increased to $25,666,000 ($.46 per share - basic, $.45 per share diluted) from a Net Loss of $15,145,000 ($.29 per share - basic and diluted).


Initiatives

As previously announced on January 7, 2005, the Company recently restructured
its field operations into separate retail and service teams.   "As I have said
in the past, the foundation of our performance turnaround will come from our
people," Mr. Stevenson remarked.   He continued, "The restructuring has allowed
us to hire talented leaders with industry specific experience - retail or service. We have filled all, but one of our Operations Vice President positions and, today, I am pleased to announce that Mark Bacon has joined our
senior management team as Senior Vice President - Retail Operations.   Mark
brings us a great deal of energy, a wealth of experience and a track record of success, most recently from Staples."

CFO Harry Yanowitz said, "We made good progress in reshaping our balance sheet this quarter, most notably in refinancing and expanding our revolving credit facility, and extending the maturity of our debt by issuing 10 year
subordinated notes.   As part of our continuing efforts to improve the returns
generated by our asset base, we are carefully evaluating our 329 owned
properties and have arranged for their appraisal.   While we are pleased that
this asset base appears to have significant value that supports the underlying business, we note that realizable value may vary widely from an appraisal and that the use of these assets is essential to our store operations regardless of the underlying financing structure. Therefore, changes, if any, to our balance sheet structure are likely to evolve over the course of years rather than quarters."



                           Pep Boys Financial Highlights



Thirteen Weeks Ended:                        January 29, 2005           January 31, 2004
---------------------                        ----------------          ------------------

Total Revenues                              $     554,139,000          $      529,639,000

Net Loss From Continuing Operations         $      (9,667,000)         $       (5,015,000)

Net Loss                                    $     (10,135,000)         $       (2,355,000)

Average Shares - Diluted                           55,017,000                  52,736,000

Basic Loss Per Share From Continuing
  Operations                                $           (0.17)         $            (0.09)


Diluted Loss Per Share From Continuing
  Operations                                $           (0.17)         $            (0.09)


Basic Loss Per Share                        $           (0.18)         $            (0.04)

Diluted Loss Per Share                      $           (0.18)         $            (0.04)



Fifty-two Weeks Ended:                       January 29, 2005           January 31, 2004
------------------------                    ------------------         ------------------
Total Revenues                              $   2,272,896,000          $    2,134,270,000

Net Earnings (Loss) From Continuing
  Operations Before Cumulative Effect of
  Change in Accounting Principle            $      25,666,000          $      (15,145,000)

Net Earnings (Loss)                         $      23,579,000          $      (33,894,000)

Average Shares - Diluted                           64,278,000                  52,185,000

Basic Earnings (Loss) Per Share From
  Continuing Operations Before Cumulative
  Effect of Change in Accounting Principle  $            0.46          $            (0.29)

Diluted Earnings (Loss) Per Share From
  Continuing Operations Before Cumulative
  Effect of Change in Accounting Principle  $            0.45          $            (0.29)

Basic Earnings (Loss) Per Share             $            0.42          $            (0.65)

Diluted Earnings (Loss) Per Share           $            0.41          $            (0.65)



Pep Boys has 595 stores and more than 6,000 service bays in 36 states and Puerto Rico. Along with its vehicle repair and maintenance capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800 - PEP-BOYS or by visiting pepboys.com.


Certain statements contained herein constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995.
The word "guidance," "expect," "anticipate," "estimates," "forecasts" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management's expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company's actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers' ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company's stores, competitive pricing, the location and number of competitors' stores, product and labor costs and the additional factors described in the Company's filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investors have an opportunity to listen to the Company's quarterly conference
calls discussing its results and related matters.   The call for the fourth
quarter will be broadcast live on Thursday, March 3, 2005 at 8:30 am EST over the Internet at Broadcast Networks' Vcall website, located at
http://www.vcall.com.   To listen to the call live, please go to the website at
least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Supplemental financial information will be available the morning of March 3 on Pep Boys' website at www.pepboys.com.

                                    ###


Investor Contact:       Harry F. Yanowitz, CFO (215) 430-9720
Media Contact:          Bill Furtkevic (215) 430-9676
Pep Boys

3111 West Allegheny Avenue
Philadelphia, PA  19132
Internet:http://www.pepboys.com